Exhibit 99.2
Capital City Holding Company, Inc. and
Certain Commonly Controlled Affiliated Entities
Combined Balance Sheet
as of June 30, 2007 (Unaudited)

2007
(Dollars in thousands)
ASSETS
Investments
Debt securities, held-to-maturity, at amortized cost	$112,886
Other investments	450

Total investments	113,336
Cash and cash equivalents	8,989
Accrued investment income	1,019
Premiums and agents balances receivable, net	10,328
Reinsurance recoverables on
Paid losses	3,167
Unpaid losses	29,816
Deferred policy acquisition costs	2,372
Deferred federal income taxes, net	5,407
Fixed assets, net of accumulated depreciation	148
Prepaid expenses and other assets	1,311
Related party receivables	4,334

Total assets	$180,227

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Unpaid losses and loss adjustment expenses	$93,234
Unearned premiums	14,584
Debt	10,000
Line of credit	1,000
Amounts due to reinsurers	90
Federal income taxes payable	1,651
Accrued expenses and other liabilities	19,071
Amounts withheld or retained by Company for others	7,563

Total liabilities	147,193

Minority Interest	3,495

Commitments and Contingent Liabilities

Shareholders’ equity
Common stock (Note 2) issued and outstanding in 2007	19
Additional paid-in-capital	5,469
Retained earnings	24,051

Total shareholders’ equity	29,539

Total liabilities and shareholders’ equity	$180,227

The accompanying notes are an integral part of these unaudited combined financial statements.

Capital City Holding Company, Inc. and
Certain Commonly Controlled Affiliated Entities
Combined Statements of Operations
Six-month periods ended June 30, 2007 and 2006 (Unaudited)

	2007	2006
	(Dollars in thousands)
Revenues
Direct premiums written	$30,971	$32,210
Assumed premiums written	2,904	2,809

Gross premiums written	33,875	35,019
Premiums ceded	(7,464)	(7,415)

Net premiums written	26,411	27,604
Increase in net unearned premiums	(1,238)	(848)

Net premiums earned	25,173	26,756
Investment income, net of investment expenses	2,653	2,195
Net realized capital losses	(10)	(4)
Fees and other income	2,920	2,678

Total revenues	30,736	31,625

Expenses
Losses and loss adjustment expenses, net	14,899	16,114
Policy acquisition costs	6,021	5,864
Other underwriting and operating expenses	9,124	8,785
Interest expense	472	440

Total expenses	30,516	31,203

Income before before minority interest and income tax expenses	220	422
Loss from minority interest	(69)	(53)
Federal income tax expense	327	159

Net (loss) income	$(176)	$210

The accompanying notes are an integral part of these unaudited combined financial statements.

Capital City Holding Company, Inc. and
Certain Commonly Controlled Affiliated Entities
Combined Statements of Cash Flows
Six Months Periods Ended June 30, 2007 and 2006 (Unaudited)

	2007	2006
	(Dollars in thousands)
Cash flows from operating activities
Net (loss) income	($176)	$210
Adjustments to reconcile net (loss) income to cash provided by operating activities
Depreciation	56	121
Minority interest loss	69	53
Amortization of investments	142	235
Net gain on maturities of investments	10	7
Deferred income tax benefit	(139)	(105)
Change in operating assets and liabilities
Premiums and agents balances receivable, net	1,791	217
Accrued investment income	(121)	37
Reinsurance recoverable, net	4,993	16
Deferred policy acquisition costs	(267)	(182)
Prepaid expenses and other assets	105	(1,964)
Losses and loss adjustment expenses	(2,057)	1,542
Unearned premiums	1,238	848
Accrued expenses and other liabilities	(2,471)	3,170
Income tax (receivable) payable	(393)	65

Net cash provided by operating activities	2,780	4,270

Cash flows from investing activities
Proceeds from maturities of debt securities	21,897	8,946
Purchases of debt securities	(27,460)	(17,002)
Purchases or sales of property and equipment	(6)	(20)

Net cash used in investing activities	(5,569)	(8,076)

Cash flows from financing activities
Shareholder distribution	(409)	(1,000)
Proceeds (payments) from line of credit	(1,000)	2,500

Net cash (used in) provided by financing activities	(1,409)	1,500

Decrease in cash and cash equivalents	(4,198)	(2,306)

Cash and cash equivalents
Beginning of year	13,187	11,851

End of year	$8,989	$9,545

Supplemental cash flow information
Cash paid during the period for:
Interest	$472	$440

Income taxes	750	—

The accompanying notes are an integral part of these unaudited combined financial statements.

     Capital City Holding Company, Inc. and
Certain Commonly Controlled Affiliated Entities
NOTES TO COMBINED FINANCIAL STATEMENTS
1. Basis of Financial Presentation and Principles of Consolidation/Combination
     The accompanying unaudited combined balance sheet and statements of operations have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all necessary adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.
2. Shareholders’ Equity
     Common Stock:
     Common stock consists of the following at June 30, 2007:

	Number of Shares:
	Voting	Nonvoting	Voting	Nonvoting	Total		Total Par
	Authorized	Authorized	Issued	Issued	Issued	Par Value	Value
CCHC	10,000,000	15,000,000	1,000,000	427,747	1,427,747	$0.01	$14,277
DGH	10,000,000	15,000,000	1,000,002	—	1,000,002	No Par	3,579
CES	1,000,000	—	798	—	798	No Par	—
CHARTER	100,000	—	100	—	100	$10.00	1,000
SAFECO	100,000	—	510	—	510	$1.00	510
SCS	10,000,000	—	75	—	75	$0.01	1

TOTAL	31,200,000	30,000,000	2,001,485	427,747	2,429,232		$19,367